EXHIBIT 10.5
Translation
Form of Trademark, Trade Name and Domain Name License Agreement
between
Nanning Jetlong Technology Co., Ltd.
and
[Affiliated Consolidated Entity]

Form of Trademark, Domain Name and Trade Name License Agreement
This Trademark, Domain Name and Trade Name License Agreement (this “Agreement”) is entered into on ________ in Beijing, the People’s Republic of China (the “PRC” or “China”) by and between:
Licensor:
(1) Nanning Jetlong Technology Co., Ltd.
Registered address: Room 507, Floor 5, Maohong Building, No. 15 Chuangxin West Road, Nanning
Legal Representative: Dang He
Licensee:
(1) [Affiliated Consolidated Entity]
Registered address:
Legal Representative:
In this Agreement, any of above parties is hereinafter referred to as one “Party”, Nanning Jetlong Technology Co., Ltd. as Licensor, [Affiliated Consolidated Entity] as Licensee and Licensor and Licensee, collectively, as the “Parties”.
Whereas:
(1)	Licensor is a wholly foreign owned enterprise duly formed and effectively existing under PRC laws;

(2)	Licensee is a limited liability company duly formed and effectively existing under PRC laws;

(3)	Licensor is the owner of the registered trademarks set forth in Annex I, the trade names set forth in Annex II and the domain names set forth in Annex III;

(4)	Licensee is willing to obtain license from Licensor to use these trademarks, domain names and trade names in PRC, while Licensor agrees to grant the license to use these trademarks, domain names and trade names in accordance with terms and conditions set forth herein.

Therefore, upon negotiation, the Parties hereto agree as follows:

1.	Grant of License

1.1	As the consideration for Licensee’s complete compliance with the terms and conditions hereof, Licensor hereby grants Licensee, and Licensee hereby accepts from Licensor, a non-exclusive, non-assignable license (a license without disposal right) to use the registered trademarks set forth in Annex I (“Trademarks”) in the PRC for the term of this Agreement.

1.2	As the consideration for Licensee’s complete compliance with the terms and conditions hereof, Licensor hereby further grants Licensee, and Licensee hereby accepts from Licensor, a non-exclusive, non-assignable license (a license without disposal right) to use the trade names set forth in Annex II (“Trade Names”) in the PRC as the corporate or business names of Licensee or a part of such names for the term of this Agreement.

1.3	As the consideration for Licensee’s complete compliance with the terms and conditions hereof, Licensor hereby further grants Licensee, and Licensee hereby accepts from Licensor, a non-exclusive, non-assignable license (a license without disposal right) to use the domain names set forth in Annex III (“Domain Names”) in the PRC for the term of this Agreement.

1.4	Licensee agrees that unless specifically licensed by Licensor in writing, the Trademarks, Domain Names and Trade Names shall be solely used by Licensee, and Licensee will not have the right to license any other party to use the Trademarks, Domain Names and Trade Names.

1.5	Licensee acknowledges that every right granted hereby will depend on its fully and completely continuous performance of all of its obligations hereunder and is subject to such performance.

2.	Title to Trademarks, Domain Names and Trade Names

Licensee hereby acknowledges the validity of the Trademarks, the exclusive right, title and interest of Licensor in the Trademarks, Domain Names and Trade Names, and further acknowledges that Licensor is the sole owner of the Trademarks, Domain Names and Trade Names. Licensee agrees that this Agreement merely grants Licensee a license to use the Trademarks, Domain Names and Trade Names in the form permitted by this Agreement, and at any time, Licensee may not claim to have any right, title or interest in the Trademarks, Domain Names or Trade Names or any goodwill arising therefrom due to its use of the Trademarks, Domain Names and Trade Names.

Licensee undertakes, at any time, not to take or cause any other party to take any action that may impair any right of Licensor in or to the Trademarks, Domain Names or Trade Names. Licensee agrees that it shall obtain prior written approval from Licensor for the form and manner using the Trademarks, Domain Names and Trade Names in Licensee’s business.

Licensee shall notify Licensor immediately after it becomes aware of any infringement on the Trademarks, Domain Names or Trade Names or any question on Licensee’s use of the Trademarks, Domain Names and Trade Names. Licensor shall have the sole discretion to take actions it deems to be appropriate, and Licensee hereby agrees to provide necessary or advisable assistance to protect Licensor’s rights and interest in any such affair.

Licensee agrees not to question the Trademarks, Domain Names and Trade Names or Licensor’s title and use right therein.

3.	Mark and Use

3.1	Licensee agrees not to assert any ownership, right or interest to the title of the Trademarks, Domain Names and Trade Names during its use of the Trademarks, Domain Names and Trade Names. Licensee agrees to add a footnote or legend every time using the Trademarks, in appropriate wording to achieve similar effect as follows: Changrong is a registered trademark of Nanning Jetlong Technology Co., Ltd.

3.2	Licensee further agrees not to use the Trademarks to align with any trademark or trade name of Licensee in a way that may cause the public to confuse the title to each trademark. In using the Trademarks as licensed hereby, Licensee shall indicate Licensee’s name and mark with characters like “Registered Trademark” or “Registered” or ®.

4.	Royalties

4.1	The Parties hereto agree that, subject to Section 4.3 hereof, the royalty for license of the Trademarks, Domain Names and Trade Names (“Royalty”) payable by Licensee to Licensor with respect to the license of the Trademarks, Domain Names and Trade Names granted by Licensor to Licensee under Article 2 hereof shall be (a) twenty percent (20%) of Licensee’s gross operational revenue for each quarter during the term of this Agreement. During the term of this Agreement, Licensor shall have the right to adjust preceding Royalty on its own discretion (including, without limitation, the adjustment provided in Section 4.3 hereof). The Parties specifically agree that the Royalty shall become payable and receivable at the date when the Trademarks, Domain Names and Trade Names Transfer Agreement between Licensor and Licensee becomes effective.

4.2	Preceding Royalty shall be calculated on a quarterly basis and shall be paid in accordance with following:
(a)	within 60 days after the end of each quarter, Licensee shall provide to Licensor its unaudited financial statements for such quarter to allow Licensor to calculate the Royalty payable for such quarter;

(b)	within 60 days after the end of each quarter, Licensor shall calculate and determine the Royalty payable for such quarter based on Licensee’s un-audited financial statements for such quarter provided by Licensee and provide Licensee a bill;

(c)	If Licensee fails to provide Licensor its financial statements on schedule within 60 days after the end of each quarter, Licensor shall have the right to estimate Licensee’s gross operational revenue for such quarter to calculate the

Royalty payable for such quarter and provide Licensee a bill based on such estimation;

(d)	If Licensee fails to provide Licensor its financial statements on schedule within 60 days after the end of each quarter, Licensor shall have the right to estimate Licensee’s gross operational revenue for such quarter to calculate the Royalty payable for such quarter and provide Licensee a bill based on such estimation;

(e)	Licensee shall fully pay to Licensor the Royalty equal to the amount stated on the bill. Only if Licensor or Licensee discovers any calculation discrepancy on the bill for any quarter, Licensor shall make adjustment on the bill for the quarter following the date when the Parties make such confirmation;

(f)	with respect to any other amount due and payable by Licensee to Licensor (whether payable under this Agreement or otherwise), Licensor shall have the right to add such amount into a bill and request Licensee to make immediate payment.
4.3	The Parties agree that the Royalties payable by Licensee to Licensor hereunder may be used to set off the trademark, domain name and trade name transfer price (“Transfer Price”) or any part thereof payable by Licensor to Licensee under the Trademark, Domain Name and Trade Name Transfer Agreement (“Transfer Agreement”) entered into by the Parties on March 28, 2008. If Licensor is required to pay to Licensee any Transfer Price in accordance with the Transfer Agreement, Licensor shall have the right to increase the Royalties hereunder, accordingly, to ensure the net amount of the Royalties received by Licensor after deducting the Transfer Price is not less than the amount provided in Section 4.1 hereof.

5.	Taxation
All business taxes, income taxes and other taxes and levies arising from implementation of this Agreement, whether in or outside the PRC, shall be borne by Licensee.
6.	Effectiveness, Registration, Term and Termination

6.1	This Agreement shall become effective at the date when the respective representative duly authorized by the Parties signs hereon.

6.2	Licensor shall have the exclusive discretion to take actions it deems to be appropriate to achieve registration and renewal of the Trademarks. Licensee shall use its best efforts to assist Licensor to achieve registration and renewal of such Trademarks with relevant PRC government authorities in accordance with relevant PRC laws. A duplicate copy of this Agreement shall be registered and filed with the Trademark Administration Bureau of the PRC. Furthermore, if this Agreement is modified or terminated, Licensee shall cooperate with Licensor to accomplish change or deregistration of this Agreement.

6.3	Unless early terminated in accordance with Section 6.5 hereof, with respect to every Trademark herein, this Agreement shall be continuously valid in the valid registration term of such Trademark. The term of this Agreement shall be extended correspondingly, if the valid registration term of any Trademark is renewed in the future, unless Licensor indicates otherwise in writing three months earlier.

6.4	Upon expiration or termination of this Agreement, Licensee shall:
(a)	immediately cease any further use of the Trademarks, Domain Names and Trade Names;

(b)	remove as early as possible any reference to the Trademarks, Domain Names and/or Trade Names from Licensee’s operation (including tags, advertising materials, technical materials, telephone number records, letterheads and stationeries, designs and marks). Any expense arising from such removal, either conducted by Licensor or Licensee (or its agents) shall be borne by Licensee;

(c)	take all necessary measures to delete from records of the Trademark Administration Bureau of the PRC Licensee’s name registered for using the Trademarks. In addition, if Licensee fails to take such measures, Licensor shall have the right to take all necessary actions for such purpose with all such expenses incurred borne by Licensee;

(d)	cease as early as possible to use the Trade Names either in Chinese or English as a part of its company name or business name in any form or manner; and

(e)	make sure that any company name or business name that Licensee may adopt or use in the future will not contain any word or words substantially similar to the English characters or the Chinese characters having the same effect in pronunciation and appearance of the Trademarks.

6.5	Notwithstanding any provision herein to the contrary, Licensor shall have the right to notify Licensee at any time to terminate this Agreement or any party hereof before expiration. Without consent of Licensor, Licensee may not terminate this Agreement before expiration. In case of breach of this section, Licensee shall compensate Licensor in an amount no less than the Royalties receivable by Licensor for the remaining term of this Agreement (including such Royalties receivable after adjustment in accordance with this Agreement).

7.	Security Extension, Assignment and Sublicense

7.1	Licensee may not create or extend any security extension on the Trademarks, Domain Names and Trade Names, nor lease or sublicense any other party, company or individual the use of the Trademarks, Domain Names and Trade Names or any right or obligation hereunder. Licensor may assign any or part of its rights and obligations hereunder to any third party by providing a written notice to Licensee.

8.	Undertakings and Warranties

8.1	On the execution date of this Agreement, each Party warrants and undertakes to the other Party that the following representations are true and correct and are not breached or misleading in any aspect:
(i)	it is a legal person entity duly formed and effectively existing under PRC laws;

(ii)	it has all power and authority to enter into this Agreement and fulfill its obligations hereunder;

(iii)	its authorized representative signing this Agreement has been granted full authority to execute this Agreement in accordance with a valid power of attorney or a resolution of board of directors or shareholders’ meeting; and

(iv)	upon execution by authorized representatives of the Parties, this Agreement, along with its annexes, becomes legally effective to and binding on the Parties.
8.2	Licensee undertakes that, upon request of Licensor, Licensee will cause its subsidiary owned by it from time to time (which refers to any company, enterprise or other entity having legal person qualification controlled by Licensee directly or indirectly, that is, (a) more than half of voting rights in such entity is held by Licensee directly or indirectly; (b) more than half of its distributable profit is held by Licensee directly or indirectly; (c) the composition of its board of directors is controlled by Licensee directly or indirectly; or (d) more than half of equity interest in such entity is held by Licensee directly or indirectly) to promptly enter into with Licensee an agreement that has the same substantial content as this Agreement, and urge such subsidiary to strictly comply with such agreement.

9.	Modification

9.1	Any modification to this Agreement shall be made in writing and become effective upon execution by the Parties or its respective representative.

9.2	Unless explicitly agreed, any modification will not constitute general waiver of any provision hereof, or affect any right, obligation or liability provided hereunder or accrued until the date of such modification hereby. In addition, other than the right and obligation that are modified (and only to the extent as modified), all rights and obligations of the Parties under or in accordance with this Agreement shall remain sufficiently effective and binding.

10.	Severability
If and to the extent any provision of this Agreement is deemed illegal, invalid or unenforceable, such provision shall be invalid and deemed excluded from this Agreement, while other provisions hereof shall not lose effect accordingly.
11.	Breach of Contract

The breach of any Party hereto of any obligation or undertaking hereunder or any untrue or misleading statement (whether intentional or not) contained in any representation made herein by any party, which results in complete or partial unenforceability of this Agreement, shall constitute a breach of contract of such Party, and such Party shall bear the liability for its breach of contract. If both Parties are in breach of this Agreement, the Parties shall bear its liability for breach of contract, respectively, as the case may be. Each Party warrants to each other that it will fully compensate all losses incurred by the other Party due to breach of contract of such Party.
12.	Force Majeure
After execution of this Agreement, if the implementation of this Agreement is directly affected by earthquake, typhoon, flood, war, serious market price fluctuation, nationwide industry policy adjustment, government act and any other unforeseeable and unavoidable force majeure event, or any Party cannot perform its obligation in accordance with this Agreement due to such force majeure event, such Party involved in such force majeure event shall promptly notify the other party of the event in writing. The parties will discuss and determine to terminate, change or delay implementation of this Agreement, as the case may be, depending on effect of such force majeure event on this Agreement.
13.	Dispute Resolution and Governing Law

13.1	The execution, interpretation and implementation of this Agreement as well as resolution of disputes related to this Agreement shall be governed by PRC laws.

13.2	All disputes under this Agreement shall be resolved through friendly discussion between the Parties. If such dispute cannot be resolved through discussion within thirty days after such dispute arises, any Party will have the right to submit such dispute for arbitration by the Beijing Commission of China International Economic and Trade Arbitration Commission in accordance with its arbitration rules effective and applicable at the time of filing such arbitration. The arbitration award shall be final and binding on all parties involved therein; during such arbitration, except for the matter or obligation in dispute subject to arbitration, the Parties hereto shall continue with performance of other obligations herein.

14.	Miscellaneous

14.1	With respect to matters not covered by this Agreement, the Parties hereto agree to resolve them in the form of written supplementary agreements. Any written supplementary agreement related to this Agreement shall become part of this Agreement and have the same legal effect as this Agreement.

14.2	This Agreement is executed in Chinese with two originals, each of which is kept by each Party hereto, and each original shall have the same legal effect.
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(Signature Page)
Licensor:
Legal Representative or Authorized Representative (Signature):
Licensee:
Legal Representative or Authorized Representative (Signature):

Annex I
Trademarks licensed by Licensor in accordance with this Agreement are:

		Approved Category	Valid Registration
Trademark Name	Registered Owner	of Service	Term

Annex II
Trade Names licensed by Licensor in accordance with this Agreement are:

Annex III
Domain Names licensed by Licensor in accordance with this Agreement are:

		Registered	Expiry
Domain Name	Registered Owner	Time	Time

		Registered	Expiry
Domain Name	Registered Owner	Time	Time